UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 26, 2011

BOK FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Oklahoma 000-19341 73-1373454 -------- --------- ---------- (State or other jurisdiction (Commission (IRS Employer of incorporation) File Number) Identification No.)

Bank of Oklahoma Tower, Boston Avenue at Second Street, Tulsa, Oklahoma 74172
(Address of principal executive offices)

Registrant's telephone number, including area code:
(918) 588-6000

_____________________N/A___________________________

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.02.  Results of Operations and Financial Condition.

On April 26, 2011, BOK Financial Corporation (“BOK Financial”) issued a press release announcing its financial results for the three months ended March 31, 2011 (“Press Release”).  The full text of the Press Release is attached as Exhibit 99(a) to this report and is incorporated herein by reference.  On April 26, 2011, in connection with issuance of the Press Release, BOK Financial released financial information related to the three months ended March 31, 2011 (“Financial Information”), which includes certain historical financial information relating to BOK Financial.  The Financial Information is attached as Exhibit 99(b) to this report and is incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

(c)	Exhibits

99(a)	Text of Press Release, dated April 26, 2011 titled “BOK Financial Reports Quarterly Earnings of $65 Million or $0.94 per Share – Commercial Loan Balances Edge Upward; Dividend to Increase 10%”

99(b)	Financial Information for the Three Months Ended March 31, 2011

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BOK FINANCIAL CORPORATION

                                      By:     /s/ Steven E. Nell
                                                                                                                                                        ___________________________

                                                Steven E. Nell
                                                Executive Vice President
                                                Chief Financial Officer
Date: April 26, 2011